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                                                          EXHIBIT 10.20


                       GEOTEL COMMUNICATIONS CORPORATION
                       1996 Employee Stock Purchase Plan
          -------------------------------------------------------------
         (As Amended and Restated on June 1, 1998 and December 15, 1998)

1.   Purpose
     -------

     It is the purpose of this 1996 Employee Stock Purchase Plan to provide a means whereby eligible employees may purchase Common Stock of GeoTel Communications Corporation (the "Company") and any subsidiaries as defined below through after-tax payroll deductions. It is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

     It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code and the provisions of this Plan shall be construed in a manner consistent with the Code and Treasury Regulations promulgated thereunder.

2.   Definitions
     -----------

     The following words or terms, when used herein, shall have the following respective meanings:

     (a)  "Plan" shall mean the 1996 Employee Stock Purchase Plan.

     (b) "Company" shall mean GeoTel Communications Corporation, a Delaware corporation.

     (c) "Account" shall mean the Employee Stock Purchase Account established for a Participant under Section 7 hereunder.

     (d) "Basic Compensation" shall mean the regular rate of salary or wages in effect immediately prior to a Purchase Period or New Employee Stub Period (as defined in Section 2(m)), as the case may be, before any deductions or withholdings and including overtime, bonuses and sales commissions, but excluding amounts paid in reimbursement for expenses.

     (e) "Board of Directors" shall mean the Board of Directors of GeoTel Communications Corporation.

     (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Compensation Committee appointed by the Board of Directors.


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     (h)  "Common Stock" shall mean shares of the Company's common stock, $.01 par value per share.

     (i) "Effective Date" shall mean the date of the closing of the Company's first public offering of Common Stock made pursuant to an effective Registration Statement filed with the Securities and Exchange Commission.

     (j) "Eligible Employees" shall mean all persons employed by the Company or one of its Subsidiaries, but excluding:

          (1) Persons whose customary employment is less than twenty hours per week or five months or less per year; and

          (2) Persons who are deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary.

     For purposes of the Plan, employment will be treated as continuing intact while a Participant is on military leave, sick leave, or other bona fide leave of absence, for up to 90 days or so long as the Participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

     (k) "Exercise Date" shall mean the last day of a Purchase Period or New Employee Stub Period, as the case may be; provided, however, that if such date is not a business day, "Exercise Date" shall mean the immediately preceding business day.

     (l) "Participant" shall mean an Eligible Employee who elects to participate in the Plan under Section 6 hereunder.

     (m) Except as provided below, there shall be two "Purchase Periods" in each full calendar year during which the Plan is in effect, one commencing on January 1 of each calendar year and continuing through June 30 of such calendar year, and the second commencing on July 1 of each calendar year and continuing through December 31 of such calendar year, provided, however, that solely with respect to each employee who first becomes an Eligible Employee between January 1 and March 31 (an "April Employee") or between July 1 and September 30 (an "October Employee"), the initial Purchase Period for such employee will be the three-month period from April 1 to June 30 or from October 1 to December 31, as the case may be (the "New Employee Stub Period") except that the first New Employee Stub Period shall be the one month period from June 1, 1998 to June 30, 1998. The first Purchase Period after the Effective Date of the Plan shall commence on January 1, 1997. The last Purchase Period shall commence on July 1, 2006 and end on December 31, 2006 and the last New Employee Stub Period shall commence on October 1, 2006 and end on December 31, 2006.


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     (n)  "Purchase Price" shall mean the lower of (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant Purchase Period or New Employee Stub Period, as the case may be, or (ii) 85% of such value on the relevant Exercise Date. If the shares of Common Stock are listed on any national securities exchange, or traded on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System, the fair market value per share of Common Stock on a particular day shall be the closing price, if any, on the largest such exchange, or if not traded on an exchange, the Nasdaq National Market System, on such day, and, if there are no sales of the shares of Common Stock on such particular day, the fair market value of a share of Common Stock shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the particular day in accordance with Treasury Regulations
          Section 25.2512-2. If the shares of Common Stock are not then listed on any such exchange or the Nasdaq National Market System, the fair market value per share of Common Stock on a particular day shall be the mean between the closing "Bid" and the closing "Asked" prices, if any, as reported in the National Daily Quotation Service for such day. If the fair market value cannot be determined under the preceding sentences, it shall be determined in good faith by the Board of Directors.

     (o) "Subsidiary" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board.

3.   Grant of Option to Purchase Shares.
     -----------------------------------

     Each Eligible Employee shall be granted an option effective on the first business day of each Purchase Period or New Employee Stub Period, as the case may be, to purchase shares of Common Stock. The term of the option shall extend until the end of the relevant Purchase Period or New Employee Stub Period. The number of shares subject to each option shall be (i) the quotient of the aggregate payroll deductions in the Purchase Period or New Employee Stub Period, as the case may be, authorized by each Participant electing to have such payroll deductions made in accordance with Section 6 divided by the Purchase Price, or
(ii) the quotient of the aggregate amount of lump sum payments made by the Participant during the Purchase Period or New Employee Stub Period, as the case may be, in accordance with Section 6 divided by the Purchase Price, but in no event greater than 1,000 shares per option, or such other number as determined from time to time by the Board of Directors or the Committee (the "Share Limitation"); provided however that the Share Limitation may only be adjusted by the Board of Directors or the Committee prior to the beginning of the Purchase Period for which such Share Limitation is to be effective; and further provided that, with respect to all options granted during any Purchase Period, including all options granted during the New Employee Stub Period that falls within such Purchase Period, such Share Limitation shall be the same. Notwithstanding the foregoing, no employee shall be granted an option which permits his right to purchase shares under the Plan to accrue at a rate which exceeds in any one


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calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted.

4.   Shares.
     -------

     There shall be 250,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan, subject to adjustment as herein provided. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. Shares of Common Stock not purchased under an option terminated pursuant to the provisions of the Plan may again be subject to options granted under the Plan.

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, and the purchase price for each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

5.   Administration
     --------------

     The Plan shall be administered by the Board of Directors or the Compensation Committee appointed from time to time by the Board of Directors. The Board of Directors or the Committee, if one has been appointed, is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Board of Directors', or the Committee's, if one has been appointed, determinations as to the interpretation and operation of the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

6.   Election to Participate
     -----------------------

     An Eligible Employee may elect to become a Participant in the Plan for a Purchase Period by completing a "Stock Purchase Agreement" form prior to the first day of the Purchase Period or New Employee Stub Period, as the case may be, for which the election is made. Such Stock Purchase Agreement shall be in such form as shall be determined by the Board of Directors or the Committee. The election to participate shall be effective for the Purchase Period for which it is made. There is no limit on the number of Purchase Periods for which an Eligible Employee may elect to become a Participant in the Plan; except that only April Employees and October Employees can elect to become Participants in the Plan during a New Employee Stub Period and no Participant may participate in more than one New Employee Stub Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize either regular payroll deductions or lump sum payments of any full percentage of his Basic Compensation, but in no event less than one percent (1%) nor more than ten percent (10%) of his Basic Compensation, not to exceed $25,000 per year. An Eligible Employee may not change his authorization except as otherwise provided in Section 9. Options granted to


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Eligible Employees who have failed to execute a Stock Purchase Agreement within the time periods prescribed by the Plan will automatically lapse. Participants electing to make lump sum payments must pay all such amounts no later than the close of business fifteen (15) days before the relevant Exercise Date.

7.   Employee Stock Purchase Account.
     --------------------------------

     An Employee Stock Purchase Account will be established for each Participant in the Plan for bookkeeping purposes, and payroll deductions and lump sum payments made under Section 6 will be credited to such Accounts. However, prior to the purchase of shares in accordance with Section 8 or withdrawal from or termination of the Plan in accordance with the provisions hereof, the Company may use for any valid corporate purpose all amounts deducted from a Participant's wages or lump sum payments made by Participants under the Plan and credited for bookkeeping purposes to his Account.

     The Company shall be under no obligation to pay interest on funds credited to a Participant's Account, whether upon purchase of shares in accordance with
Section 8 or upon distribution in the event of withdrawal from or termination of the Plan as herein provided.

8.   Purchase of Shares.
     -------------------

     Each Eligible Employee who is a Participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Exercise Date to the extent that the balance then in his Account under the Plan is sufficient to purchase at the Purchase Price whole shares of the Common Stock subject to his option, subject to the Share Limitations and the Section 423(b)(8) limitation described in Section 3. Any balance remaining in the Participant's Account shall be refunded to him in cash without interest.

9.   Withdrawal
     ----------

     A Participant who has elected to authorize payroll deductions or has made lump sum payments for the purchase of shares of Common Stock may cancel his election by written notice of cancellation ("Cancellation") delivered to the office or person designated by the Company to receive Stock Purchase Agreements, but any such notice of Cancellation must be so delivered not later than ten (10) days before the relevant Exercise Date.

     A Participant will receive in cash, as soon as practicable after delivery of the notice of Cancellation, the amount credited to his Account. Any Participant who so withdraws from the Plan may again become a Participant at the start of the next Purchase Period in accordance with Section 6.

     Upon dissolution or liquidation of the Company every option outstanding hereunder shall terminate, in which event each Participant shall be refunded the amount of cash then in his Account. If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date, upon exercise of such option and for each share as to which such option was


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exercised, the securities or property which a holder of one share of the Common
Stock was entitled upon and at such time of such merger or consolidation. In accordance with this paragraph and this Plan, the Board of Directors or Committee, if any, shall determine the kind or amount of such securities or property, which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

10.  Issuance of Stock Certificates
     ------------------------------

     The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date none of the rights or privileges of a shareholder of the Company, including the right to vote or receive dividends, shall exist with respect to such shares.

     Within a reasonable time after the Exercise Date, the Company shall notify the transfer agent and registrar of the Common Stock of the Participant's ownership of the number of shares of Common Stock purchased by a Participant for the Purchase Period or New Employee Stub Period, as the case may be, which shall be registered either in the Participant's name or jointly in the names of the Participant and his spouse with right of survivorship as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof with the party designated by the Company to receive such notices.

11.  Termination of Employment.
     --------------------------

     (a) Upon a Participant's termination of employment for any reason, other than death, no payroll deduction may be made from any compensation due him and the entire balance credited to his Account shall be automatically refunded, and his rights under the Plan shall terminate.

     (b) Upon the death of a Participant, no payroll deduction shall be made from any compensation due him at time of death, the entire balance in the deceased Participant's Account shall be paid in cash to the Participant's designated beneficiary, if any, under a group insurance plan of the Company covering such employee, or otherwise to his estate, and his rights under the Plan shall terminate.

12.  Rights Not Transferable.
     ------------------------

     The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his rights to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 9 hereof shall apply with respect to such Participant.

13.  No Guarantee of Continued Employment.
     -------------------------------------

     Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.


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14.  Notice.
     -------

     Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to GeoTel Communications Corporation, 900 Chelmsford St., Tower II, Lowell, Massachusetts, Attn.: Timothy Allen. Any notice to a Participant or an Eligible Employee shall be conspicuously posted in the Company's principal office or shall be mailed addressed to the Participant or Eligible Employee at the address designated in the Stock Purchase Agreement or in a subsequent writing.

15.  Application of Funds.
     ---------------------

     All funds deducted from a Participant's wages and all lump sum payments made by Participants in payment for shares purchased or to be purchased under this Plan may be used for any valid corporate purpose provided that the Participant's Account shall be credited with the amount of all payroll deductions and lump sum payments as provided in Section 7.

16.  Government Approvals or Consents.
     ---------------------------------

     This Plan and any offering and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 17, the Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of counsel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

17.  Amendment of the Plan.
     ----------------------

     The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors without approval of the Company's shareholders may (a) increase the total number of shares of Common Stock which may be purchased by all Participants, (b) change the class of employees eligible to receive options under the Plan, or (c) make any changes to the Plan which require shareholder approval under applicable law or regulations, including Section 423 of the Code and the regulations promulgated thereunder.

     For purposes of this Section 17, termination of the Plan by the Board of Directors pursuant to Section 18 shall not be deemed to be an action, which adversely affects options theretofore, granted hereunder.

18.  Term of the Plan.
     -----------------

     The Plan shall become effective on the Effective Date, provided that it is approved within twelve months after adoption by the Board of Directors by the affirmative vote of holders of a majority of the stock of the Company present or represented and entitled to vote at a duly held stockholders' meeting. The Plan shall continue in effect through December 31, 2006, provided, however, that the


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Board of Directors shall have the right to terminate the Plan at any time, but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant or lump sum payments made by each Participant that would otherwise be used to purchase stock and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions or lump sum payments not used to purchase stock will be refunded, without interest.

19.  Notice to Company of Disqualifying Disposition; Legend.
     -------------------------------------------------------

     By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after the Participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Purchase Period or New Employee Stub Period, as the case may be, in which such Common Stock was acquired. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to Participants and to the Company and its participating Subsidiaries. The Participant further agrees that all stock certificates for Common Stock purchased under the Plan by the Participant shall be held in his name or jointly with his spouse, as the case may be, and not in the name of a broker, nominee or other person or entity for such two-year period, and agrees that such stock certificates shall bear a legend reflecting that such Common Stock was obtained upon the purchase of Common Stock under the Plan. The Participant acknowledges that the Company may send a Form W-2, or substitute therefor, as appropriate, to the Participant with respect to any income recognized by the Participant upon a disqualifying disposition of Common Stock.

20.  Withholding of Additional Income Taxes.
     ---------------------------------------

     By electing to participate in the Plan, each Participant acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Participant's compensation and accumulated for the benefit of the Participant under the Plan and each Participant agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Participant's compensation, when amounts are added to the Participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each Participant further acknowledges that when Common Stock is purchased under the Plan, the Company and its participating Subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each Participant agrees that such taxes may be withheld from compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected or lump sum payments made by the Participant under Section 6 will be used to purchase Common Stock. However, if


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amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the Participant's accumulated payroll deductions or lump sum payments and apply the net amount to the purchase of Common Stock, unless the Participant pays to the Company, prior to the Exercise Date, an amount sufficient to satisfy such withholding obligations. Each Participant further acknowledges that the Company and its participating Subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the Participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

21.  General.
     --------

     Whenever the context of this Plan permits, the masculine gender shall include the feminine and neuter genders.


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